Exhibit 10.24

Execution Copy

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of February 9, 2004, by and among New Melita Topco Ltd., a company organized under the laws of the Cayman Islands (the “Company”), the Persons listed on Schedule I attached hereto (as amended from time to time, the “Golden Gate Group”), the Persons listed on Schedule II attached hereto (as amended from time to time, the “Oak Group”) and the Persons listed on Schedule III attached hereto (as amended from time to time, the “Other Group”). The Golden Gate Group, the Oak Group and the Other Group are collectively referred to herein as the “Shareholders;” each of the Golden Gate Group, the Oak Group and the Other Group are sometimes referred to as a “Group;” and each member of each such Group as a “Shareholder.” Except as otherwise indicated herein, capitalized terms used herein are defined in Section 9 hereof.

Melita International Ltd., a Cayman Islands company, each member of the Golden Gate Group and each member of the Oak Group are parties to that certain Shareholders Agreement, dated as of May 15, 2003, as amended from time to time (the “Prior Agreement”). Upon execution and delivery of this Agreement, the Prior Agreement shall automatically terminate and be of no further force and effect, and no party thereto shall have any further liability or obligation with respect thereto.

As of the date hereof, the authorized share capital of the Company is (i) 100,000,000 Class L Ordinary Shares, par value U.S. $.00001 per share (the “Class L Shares”), (ii) 100,000,000 Class L Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class L Non-Voting Shares”), (iii) 100,000,000 Class A-1 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class A-1 Non-Voting Shares”), (iv) 100,000,000 Class A-2 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class A-2 Non-Voting Shares”), (v) 100,000,000 Class B-1 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class B-1 Non-Voting Shares”), (vi) 100,000,000 Class B-2 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class B-2 Non-Voting Shares”), (vii) 100,000,000 Class C-1 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class C-1 Non-Voting Shares”) and (viii) 100,000,000 Class C-2 Non-Voting Ordinary Shares, par value U.S. $.00001 per share (the “Class C-2 Non-Voting Shares”).

The parties hereto desire to establish the composition of the Company’s board of directors (the “Board”), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Ordinary Shares and to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1. Board of Directors.

(a) From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each holder of Shareholder Shares will vote all of its Shareholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within its control (whether in its capacity as a shareholder, or through any of its representatives serving as a director, member of a board committee or officer of the Company or any of its Subsidiaries or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and its Subsidiaries shall take all necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

(i) The authorized number of directors on the Board shall be established by the holders of not less than majority of the Golden Gate Shares, and all such directors shall be appointed by the holders of not less than a majority of the Golden Gate Shares.

(ii) The removal from the Board (with or without cause) of any representative designated hereunder by any party shall only be at such party’s request and under no other circumstances (in each case, determined by the party entitled to designate any such representative pursuant to this Section 1(a)).

(iii) In the event that any representative designated hereunder by any party ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board will be filled by a representative selected by the party entitled to designate such representative pursuant to Section 1(a).

(b) Each of (i) the holders of not less than a majority of the Oak Shares and (ii) R. Scott Asen shall have the right to designate or remove a representative (each such representative, a “Board Observer”) who shall (1) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the Board and all meetings of committees of the Board, (2) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished generally to members of the Board (the “Directors”) and committees thereof, and (3) be entitled to be indemnified by the Company pursuant to Article 145 of the Articles of Association of the Company to the same extent mutatis mutandis as if he or she were a Director (and the Company hereby agrees to so indemnify each Board Observer).

(c) The Company will pay or promptly reimburse the actual reasonable out-of-pocket expenses incurred by each Director and each Board Observer in connection with attending meetings of the Board or any committee of the Board.

(d) Notwithstanding any provision contained herein to the contrary, the Directors will consult with the Board Observers with respect to the hiring or termination of the Company’s chief executive officer, it being agreed that the Board Observers will not have any voting rights with respect to the foregoing or any other matter to be determined by the Directors.

(e) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the consummation of an IPO (as defined in Section 5 hereof) and (ii) the consummation of a Change in Control.

2. Restrictions on Transfer of Shareholder Shares.

(a) Transfer of Shareholder Shares. No holder of Shareholder Shares (other than any member of the Golden Gate Group, it being agreed that any transfer by any member of the Golden Gate Group will be subject to Section 8 below) may sell, transfer, assign, pledge or otherwise dispose of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Shareholder Shares (a “Transfer”), except Transfers pursuant to and in accordance with the provisions of Section 2(b), Section 3, Section 4 or Section 5 of this Agreement.

(b) Certain Permitted Transfers. The restrictions contained in Section 2(a) will not apply to any Transfer of Shareholder Shares by any Shareholder (i) among its Affiliates, (ii) pursuant to Section 4 or a Change in Control, (iii) pursuant to Section 5, (iv) pursuant to the applicable laws of descent and distribution or among such Shareholder’s Family Group or (v) pursuant to Section 3 hereof; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clause (i), (iv) or (v) above and each transferee of such Shareholder Shares shall agree in writing, prior to and as a condition to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of the Transfer. Upon the Transfer of Shareholder Shares pursuant to this Section 2(b), the transferor will deliver a written notice to the Company and the other parties to this Agreement, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include an original counterpart of the agreement of such transferee(s) to be bound by this Agreement.

(c) Termination of Restrictions. The restrictions set forth in this Section 2 shall continue with respect to each Shareholder Share until the earlier of (i) the consummation of a Change in Control and (ii) the consummation of an IPO.

3. Participation Rights.

(a) Participation Rights.

(i) At least thirty (30) days prior to any Transfer of any Ordinary Shares by any member of the Golden Gate Group (the “Transferring Shareholder”) (other than a Transfer among the members of the Golden Gate Group or any of their respective Affiliates or to an employee or director of the Company or its Subsidiaries for compensatory purposes or any exchange of Ordinary Shares with the Company), the Transferring Shareholder will deliver a written notice (the “Sale Notice”) to the Company, the members of the Oak Group, the members of the Other Group and all other holders of Ordinary Shares that have been granted participation rights similar to the participation rights granted herein (the members of the Oak Group, the members of the Other Group and all other holders of Ordinary Shares that have been granted participation rights similar to the participation rights granted herein are collectively referred to herein as the “Other Shareholders”), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. Notwithstanding the restrictions contained in Section 2, any or all of the Other Shareholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder within ten (10) days after delivery of the Sale Notice. If any Other Shareholder has elected to participate in such Transfer (each such Other Shareholder, a “Participating Shareholder”), each of the Transferring Shareholder and the Participating Shareholders will be entitled to sell in the contemplated Transfer, on the same terms and at the prices specified below, a number of Ordinary Shares equal to the product of (A) the quotient determined by dividing the number of Ordinary Shares owned by such Participating Shareholder by the aggregate number of Ordinary Shares owned by the Transferring Shareholder and all Participating Shareholders and (B) the number of Ordinary Shares to be sold in the contemplated Transfer. Notwithstanding the foregoing, in the event that the Transferring Shareholder intends to Transfer Ordinary Shares of more than one class, the Participating Shareholders will be required to sell in the contemplated Transfer a pro rata portion of Ordinary Shares of all such classes (to the extent the Participating Shareholders own any Ordinary Shares of such other classes), which portion will be determined in the manner set forth in the immediately preceding sentence. For purposes of this Section 3 only, Ordinary Shares of different classes whose only difference is their voting characteristics (i.e., Class L Shares and Class L Non-Voting Shares) will be deemed to be in the same class of Ordinary Shares. With respect to Class L Shares or Class L Non-Voting Shares to be sold by the Transferring Shareholder, each Participating Shareholder transferring Class L Shares or Class L Non-Voting Shares will be entitled to receive the same price per share to be received by the Transferring Shareholder in such Transfer. With respect to any Participating Shareholder which elects to transfer any other class of Ordinary Shares (other than Class L Shares or Class L Non-Voting Shares), the price per share to be received by such Participating Shareholder in such Transfer shall be determined as if the Company had been sold for the valuation implied by such Transfer (by extrapolating such valuation to a sale of all of the Ordinary Shares of the Company) and the proceeds of such sale had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s articles of association as in effect immediately prior to such Transfer.

For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 Ordinary Shares by the Transferring Shareholder, and if the Transferring Shareholder at such time owns 30% of the Ordinary Shares and if one Participating Shareholder elects to participate and owns 20% of the Ordinary Shares (and all other Shareholders choose not to participate), then the Transferring Shareholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Participating Shareholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

(ii) The Transferring Shareholder will use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Shareholders in any contemplated Transfer, and the Transferring Shareholder will not effect any Transfer of any of its Ordinary Shares to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee or transferees purchase from each Participating Shareholder the Ordinary Shares which such Participating Shareholder is entitled to sell to such prospective transferee(s) pursuant to Section 3(a)(i) above or (B) simultaneously with such Transfer, the Transferring Shareholder purchases (on the terms and conditions specified in Section 3(a)(i) above) the number of Ordinary Shares from each Participating Shareholder which such Participating Shareholder would have been entitled to sell pursuant to Section 3(a)(i) above.

(b) Termination of Participation Rights. The participation rights set forth in this Section 3 shall continue with respect to each Shareholder Share until the earlier of (i) the consummation of an IPO and (ii) the consummation of a Change in Control.

4. Sale of the Company.

(a) If the holders of at least a majority of the Golden Gate Shares (the “Requisite Holders”) approve a sale of all or substantially all (as defined under Delaware law) of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding share capital (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an “Approved Sale”), each holder of Shareholder Shares will be deemed to have consented to and agrees to raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of share capital, each holder of Shareholder Shares will agree to sell all of its Shareholder Shares and rights to acquire Shareholder Shares on the terms and conditions approved by the Board and the Requisite Holders. Each holder of Shareholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Requisite Holders and the Company.

(b) The obligations of the holders of Ordinary Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Ordinary Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Ordinary Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Association as in effect immediately prior to such Approved Sale, (ii) if any holder of a class of Ordinary Shares is given an option as to the form and amount of consideration to be received, each holder of such class of Ordinary Shares will be given the same option, (iii) each holder of then currently exercisable rights to acquire shares of a class of Ordinary Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Ordinary Shares.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shareholder Shares that are not Accredited Investors (as such term is defined under Rule 501 promulgated by the Securities and Exchange Commission) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any such holder of Shareholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such holder of Shareholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) The provisions of this Section 4 will terminate upon the earlier to occur of (i) the consummation of an IPO and (ii) the consummation of a Change in Control.

5. Public Offering. If the Board and the holders of a majority of the Ordinary Shares then outstanding approve an initial public offering and sale of Ordinary Shares pursuant to an effective registration statement under the Securities Act (an “IPO”), the holders of Shareholder Shares will take all reasonably necessary or desirable actions in connection with the consummation of the IPO. If the IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Ordinary Shares structure will adversely affect the marketability of the offering, each holder of Shareholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Ordinary Shares into securities that the managing underwriters, the Board and holders of a majority of the Ordinary Shares then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resultant securities reflect and are consistent with the rights and preferences set forth in the Company’s Articles of Association immediately prior to the IPO. The provisions of this Section 5 will terminate upon the earlier of (i) the consummation of a Change in Control and (ii) the consummation of an IPO.

6. Legend; Securities Law Matters.

(a) Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the Transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A SHAREHOLDERS AGREEMENT, DATED AS OF FEBRUARY 9, 2004, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS (AS AMENDED FROM TIME TO TIME, THE “SHAREHOLDERS AGREEMENT”). A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on all certificates evidencing Shareholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with Section 9 hereof or, in the case of the last sentence of the legend, cease to be subject to Sections 1 or 2 of this Agreement.

(b) In connection with the Transfer of any Shareholder Shares, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with, if so requested by the Company, an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Shareholder Shares may be effected without registration of such Shareholder Shares under the Securities Act. In addition, if the holder of the Shareholder Shares delivers to the Company an opinion of such counsel that no subsequent Transfer of such Shareholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 6(a) above. If the Company is not required to deliver new certificates for such Shareholder Shares not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 6(b) and Section 6(a) above.

(c) Upon the request of any Shareholder, the Company shall promptly supply to such Shareholder or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A of the Securities and Exchange Commission.

(d) If any Shareholder Shares become eligible for sale pursuant to Rule 144(k) of the Securities and Exchange Commission or no longer constitute “restricted securities” (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Shareholder Shares, remove the legend set forth in Section 6(a) above from the certificates for such securities.

7. Tax Election. Each Shareholder acknowledges that the Company will elect to be classified as a partnership for United States federal income tax purposes. However, the Company will cause each of its directly-owned Subsidiaries to elect to be classified as a corporation and not as a partnership for United States federal income tax purposes or otherwise take reasonable measures to structure the ownership of the Company and its Subsidiaries in a manner so as to avoid a tax-exempt Shareholder (or a tax-exempt partner or member of a Shareholder) having to recognize “unrelated business taxable income or loss” as defined in Sections 511 through 514 of the Internal Revenue Code of 1986, as amended.

8. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale permitted pursuant to the terms and conditions of this Agreement or in an Approved Sale) to any Person, the transferring Shareholder shall cause the prospective transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement and thereafter all references to the transferring Shareholder shall be deemed to refer to the transferee and all references to the transferring Shareholder’s Group shall be deemed to include the transferee. The provisions of this Section 8 will terminate upon the earlier to occur of (i) the consummation of a Change in Control and (ii) the consummation of an IPO.

9. Definitions.

“Affiliate” of a Shareholder means any other Person, entity or investment fund controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is a partnership or a limited liability company, any partner or member, respectively, of the Shareholder.

“Articles of Association” means the Company’s Articles of Association in effect at the time as of which any determination is being made.

“Change in Control” means (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis, (ii) any consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which any person or group other than investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners obtains possession of the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors or (iii) any issuance by the Company or any sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which any person or group other than investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners obtains possession of the voting power (under ordinary circumstances) to elect a majority of the board of directors.

“Family Group” means a Shareholder’s spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Shareholder and/or the Shareholder’s spouse and/or the Shareholder’s descendants (by birth or adoption), parents or dependents, any charitable trust the grantor of which is a Shareholder and/or member of a Shareholder’s Family Group, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Shareholder and/or a member of such Shareholder’s Family Group.

“Golden Gate Shares” means (i) any Ordinary Shares acquired by any member of the Golden Gate Group and (ii) any equity securities issued or issuable directly or indirectly with respect to the Ordinary Shares referred to in clause (i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

“Independent Third Party” means any Person who (together with its Affiliates), immediately prior to the contemplated transaction, does not own in excess of ten percent (10%) of the Ordinary Shares on a fully-diluted basis (a “10% Owner”), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse, descendant (by birth or adoption), parent or dependent of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

“Oak Shares” means (i) any Ordinary Shares acquired by any member of the Oak Group and (ii) any equity securities issued or issuable directly or indirectly with respect to the Ordinary Shares referred to in clause (i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

“Ordinary Shares” means, collectively, the Class L Shares, the Class L Non-Voting Shares, the Class A-1 Non-Voting Shares, the Class A-2 Non-Voting Shares, the Class B-1 Non-Voting Shares, the Class B-2 Non-Voting Shares, the Class C-1 Non-Voting Shares and the Class C-2 Non-Voting Shares, and any other class or series of share capital hereafter created by the Company, as the context may require.

“Other Shares” means (i) any Ordinary Shares acquired by any member of the Other Group and (ii) any equity securities issued or issuable directly or indirectly with respect to the Ordinary Shares referred to in clause (i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or, in each case, any comparable transaction.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

“Public Sale” means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)) adopted under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shareholder Shares” means the Golden Gate Shares, the Oak Shares and the Other Shares. For purposes of this Agreement, each Shareholder who holds options or warrants to acquire Ordinary Shares shall be deemed to be the holder of all Shareholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act, in each case in conformity with the terms and conditions of this Agreement.

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void as against the Company, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of at least a majority of the then outstanding Shareholder Shares; provided that in the event that such amendment or waiver would adversely treat a Shareholder or Group in a manner different from any other Group or holders of Shareholder Shares, then such amendment or waiver will require the consent of such adversely treated holder or the holders of a majority of the Shareholder Shares of such adversely treated Group. This Section 11 may be amended or waived only upon the prior written consent of the holders of a majority in interest of the Ordinary Shares held by all Shareholders other than the members of the Golden Gate Group. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. If there is any conflict or inconsistency between the provisions of this Agreement and the Articles of Association, this Agreement shall prevail; provided that on any such conflict or inconsistency arising, each Shareholder shall forthwith take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at general meetings of the

Company for the purpose of making appropriate amendments to the Articles of Association, so as to ensure that the terms of this Agreement are complied with and to ensure that the Company complies with its obligations. Nothing in this Agreement shall be deemed to constitute an amendment to the Articles of Association.

14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares. If a party hereto ceases to own any Shareholder Shares, such party will no longer be deemed to be a Shareholder for purposes of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

16. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or any successor or assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise, except that each Board Observer will be a third party beneficiary of respect to the indemnification described in Section 1(b).

17. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or three business days after sent by reputable overnight express courier (charges prepaid), at the address listed below or at any address listed in the Company’s records in case of any Shareholder not so listed herein.

If to the Company:

New Melita Topco Ltd.

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 33rd Floor

San Francisco, CA 94111

Attention:         Prescott Ashe

Facsimile:         (415) 627-4501

With a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:       Gary M. Holihan

Facsimile:       (312) 861-2200

If to any member of the Golden Gate Group:

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 33rd Floor

San Francisco, CA 94111

Attention:         Prescott Ashe

Facsimile:         (415) 627-4501

With a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:       Gary M. Holihan

Facsimile:       (312) 861-2200

If to any member of the Oak Group:

c/o Oak Investment Partners X, L.P.

525 University Avenue, Suite 1300

Palo Alto, CA 94301

Attention:         Fredric Harman

                          Virginia Eddington

Facsimile:        (650) 328-6345

If to Wells Fargo Foothill, Inc:

Wells Fargo Foothill, Inc.

2450 Colorado Avenue

Suite 3000 West

Santa Monica, CA 90404

Attention:         Business Manager

Facsimile:        (310) 453-7413

If to Highbridge/Zwirn Special Opportunities Fund, L.P.:

Highbridge/Zwirn Special Opportunities Fund, L.P.

9 West 57th Street, 27th Floor

New York, NY 10019

Attention:         Vasan Kesavan, Esq.

Facsimile:        (212) 287-4263

If to CS Equity LLC:

CS Equity LLC

4445 Willard Avenue, 12th Floor

Chevy Chase, MD 20815

Attention:       Corporate Finance Group Portfolio Manager

Facsimile:      (301) 841-2340

18. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THE COMPANIES LAW OF THE CAYMAN ISLANDS AS AMENDED AND EVERY STATUTORY MODIFICATION OR RE-ENACTMENT THEREOF WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND OF ANY CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO, CALIFORNIA OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SECTION 17 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 18 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

19. Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

20. Arbitration Procedure.

(a) The parties agree that they will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve the controversy.

(b) Any dispute that cannot be resolved by the parties through good faith negotiations within 30 days of the commencement of the controversy will then, upon the written request of any party, be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator who is a retired federal judge resident in the State of California reasonably acceptable to the parties to such dispute. To the extent not governed by such rules, such arbitrator shall be directed by the parties to set a schedule for determination of such dispute that is reasonable under the circumstances. Such arbitrator shall be directed by the parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court. The arbitration will be conducted in the English language in San Francisco, California. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

(c) Nothing contained in this Section 20 will prevent any party from resorting to judicial process if injunctive or other equitable relief from a court is available to prevent irreparable injury to one party or to others or to the extent no adequate remedy is available at law. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely any party’s right to assert any claim or defense.

21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

23. Information Rights.

(a) The Company shall deliver to each Shareholder, within 10 days of the delivery to the Board, copies of the periodic board reports so delivered; provided that the Company may, in the exercise of its reasonable business judgment, redact information relating to the evaluation of strategic alternatives from such reports prior to delivery to the Shareholders.

(b) The rights set forth in this Section 23 shall continue with respect to each Shareholder until the earlier of (i) the consummation of an IPO, and (ii) the consummation of a Change in Control.

24. No Effect Upon Lending Relationships. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of Wells Fargo Foothill, Inc., Highbridge/Zwirn Special Opportunities Fund, L.P. or CapitalSource Finance LLC or any other lender in their capacity as a lender to the Company or any of its subsidiaries pursuant to any agreement which the Company or any of its subsidiaries has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (a) its status as a direct or indirect stockholder of the Company or (b) any duty it may have to any other direct or indirect stockholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

New Melita Topco Ltd.

By:	/s/ Prescott Ashe

Name:

Title:

THE GOLDEN GATE GROUP:

CCG INVESTMENTS BVI, L.P. CCG ASSOCIATES – QP, L.L.C. CCG ASSOCIATES – AI, L.L.C. CCG INVESTMENT FUND – AI, L.P. CCG AV, L.L.C. - series C CCG AV, L.L.C. - series F CCG CI, L.L.C.

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

By:	/s/ David Dominik
Name:	David Dominik
Its:	Managing Director

THE OAK GROUP:

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman Managing Member of Oak Associates IX, LLC The General Partner of Oak Investment Partners IX, Limited Partnership

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman Managing Member of Oak IX Affiliates, LLC The General Partner of Oak IX Affiliates Fund, Limited Partnership

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman Managing Member of Oak IX Affiliates, LLC The General Partner of Oak IX Affiliates Fund-A, Limited Partnership

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman Managing Member of Oak Associates X, LLC The General Partner of Oak Investment Partners X, Limited Partnership

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

/s/ Fredric Harman
Fredric W. Harman Managing Member of Oak X Affiliates, LLC The General Partner of Oak X Affiliates Fund, Limited Partnership

THE OTHER GROUP:

WELLS FARGO FOOTHILL, INC.

/s/ Illegible
By:
Its:

HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

/s/ Illegible
By:
Its:

CS EQUITY LLC

/s/ Joseph Turitz
By: Joseph Turitz
Its: General Counsel

/s/ R. Scott Asen
R. Scott Asen

SCHEDULE I

The Golden Gate Group

CCG INVESTMENTS BVI, L.P.

CCG ASSOCIATES – QP, L.L.C.

CCG ASSOCIATES – AI, L.L.C.

CCG INVESTMENT FUND – AI, L.P.

CCG AV, L.L.C. - series C

CCG AV, L.L.C. - series F

CCG CI, L.L.C.

SCHEDULE II

The Oak Group

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

SCHEDULE III

The Other Group

WELLS FARGO FOOTHILL, INC.

HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

CS EQUITY LLC

R. SCOTT ASEN